UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. 1)

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Filed by a party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

QUETTA ACQUISITION CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUPPLEMENT TO PROXY STATEMENT

FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

To Be Held January 8, 2025

Dear Stockholders:

We, the Board of Directors (the “Board”) of Quetta Acquisition Corporation, a Delaware corporation (the “Company”), are writing to provide you with additional information related to management’s proposals, including the amendment to the Investment Management Trust Agreement, dated October 5, 2023, by and between the Company and Continental Stock Transfer & Trust Company, as trustee (the “Trustee”), the (“Trust Agreement”) at the upcoming 2025 Special Meeting of Stockholders (the “Special Meeting”). Specifically, we are providing additional information regarding the additional proposal to amend the Trust Agreement to allow the Company to extend its combination period thereunder. Additionally, the Company wishes to provide some additional information regarding the redemption price.

AMENDMENT TO PROPOSAL NO. 1 — EXTENSION PROPOSAL

Originally, in the definitive proxy statement (the “Definitive Proxy Statement”) filed with the U.S. Securities Exchange Commission (“SEC”) on December 23, 2024, we stated that:

The Extension Amendment Proposal: a proposal by stockholder resolution to amend (the “Extension Amendment”) the Company’s Amended and Restated Certificate of Incorporation (“A&R Certificate of Incorporation”) in their entirety and the substitution in their place of the third amended and restated certificate of incorporation of the Company in the form attached as Annex A hereto (the “Third A&R Certificate of Incorporation”), to provide that beginning on January 10, 2025 until October 10, 2026, the Company may elect to extend the date by which the Company has to consummate a business combination (the “Combination Period”) month-by-month each time for a total of up to thirty six (36) months from the consummation of the Company’s initial public offering and pay a fee of $60,000 per month in connection with each such extension into the Company’s trust account. Any applicable excise tax and dissolution expense shall be paid by the sponsor, Yocto Investments LLC (the “Sponsor”), and not out from the Company’s trust account (such proposal, the “Extension Amendment Proposal”).

To clarify, we hereby amend the language as follows:

The Extension Amendment Proposal: a proposal by stockholder resolution to amend (the “Extension Amendment”) the Company’s Amended and Restated Certificate of Incorporation (“A&R Certificate of Incorporation”) in their entirety and the substitution in their place of the third amended and restated certificate of incorporation of the Company in the form attached as Annex A hereto (the “Third A&R Certificate of Incorporation”), to provide that beginning on January 10, 2025 until October 10, 2026 (thirty six (36) months from the consummation of the Company’s initial public offering), the Company may elect to extend the date by which the Company has to consummate a business combination (the “Combination Period”) month-by-month each time for a total of up to twenty-one (21) times by depositing $60,000 into the Company’s trust account for each such one-month extension. Any applicable excise tax and dissolution expense shall be paid by the sponsor, Yocto Investments LLC (the “Sponsor”), and not out from the Company’s trust account (such proposal, the “Extension Amendment Proposal”).

PROPOSAL NO. 3 — THE TRUST AGREEMENT AMENDMENT

The proposed Trust Agreement Amendment would amend our existing Trust Agreement by and between the Company and the Trustee to allow the Company, beginning on January 10, 2025 until October 10, 2026, to elect to extend the combination period (the “Combination Period”), month-by-month each time for a total of up to twenty-one (21) times by depositing $60,000 for each such one-month extension into the Company’s trust account (the “Extension Payment”). A copy of the proposed Trust Agreement Amendment is attached to this supplement to the proxy statement as Annex A (“Trust Agreement Amendment Proposal”). All shareholders are encouraged to read the proposed amendment in its entirety for a more complete description of its terms.

Reasons for the Trust Agreement Amendment

The purpose of the Trust Agreement Amendment Proposal is to give the Company the right to extend the date by which the Company has to consummate a business combination (the “Combination Period”) month-by-month each time for a total of up to twenty-one (21) times by depositing $60,000 for each such one-month extension into the Company’s trust account (the “Extension”), from January 10, 2025 until October 10, 2026 (thirty six (36) months from the consummation of the Company’s initial public offering).

The Company has a Combination Period of nine (9) months from the closing of the initial public offering, extendable up to fifteen (15) months through two potential three-month extensions, contingent upon a deposit of $600,000 per extension into our trust account, or $690,000 if the underwriters’ over-allotment option is fully exercised (the “Paid Extension Period”).

Furthermore, the Company would be entitled to an automatic six-month extension to complete a business combination (the “Automatic Extension Period”) if the Company have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination during the Combination Period or Paid Extension Period. Failure to consummate a business combination within these periods mandated a prompt redemption of public shares and subsequent liquidation of the Company.

In contrast, pursuant to the Trust Agreement Amendment and our Extension Amendment Proposal, we propose that the Company instead have the right to elect to extend the Combination Period month-by-month each time for a total of up to twenty-one (21) times, from January 10, 2025 until October 10, 2026 (thirty six (36) months from the consummation of the Company’s initial public offering) by depositing $60,000 into the Company’s trust account for each such one-month extension. Any applicable excise tax and dissolution expense shall be paid by the sponsor, Yocto Investments LLC, and not out from the Company’s trust account.

This Extension Amendment Proposal and the Trust Agreement Amendment Proposal aim to provide the Company with enhanced flexibility to secure and finalize a suitable business combination, reflecting a strategic adaptation to the dynamic market conditions and opportunities. It aligns with our fiduciary duty to maximize shareholder value while being mindful of the timelines necessary to achieve a successful combination.

The Trust Agreement Amendment Proposal is essential to allowing the Company additional time to consummate a business combination in the event a business combination is for any reason not completed on or before the termination date. Approval of the Trust Agreement Amendment Proposal is a condition to the implementation of the Extension.

If the Trust Agreement Amendment Is Not Approved

If the Trust Agreement Amendment is not approved, and we do not consummate an initial business combination by January 10, 2025, we will be required to dissolve and liquidate our Trust Account by returning the then remaining funds in such account to the holders of public shares and our warrants will expire worthless. There will be no distribution from the Trust Account with respect to the Company’s warrants, which will expire worthless in the event we wind up. The Company will pay the costs of liquidation from its remaining assets outside of the Trust Account, except to the extent provided under the Trust Agreement.

If the Trust Agreement Amendment Is Approved

If the Trust Agreement Amendment Proposal is approved, the amendment to the Trust Agreement in the form of Annex A hereto will be executed and the Trust Account will not be disbursed except to the extent any redemptions are made in connection with this Special Meeting, in connection with our completion of a business combination or in connection with our liquidation if we do not complete an initial business combination by the applicable termination date. The Company will then continue to attempt to consummate a business combination until the applicable termination date or until the Board determines in its sole discretion that it will not be able to consummate an initial business combination by the applicable termination date as described below and does not wish to seek an additional extension.

Required Vote

Subject to the foregoing, according to the Trust Agreement, the affirmative vote of at least fifty percent (50%) of the 6,900,000 shares of common stock sold in the initial public offering will be required to approve the Trust Agreement Amendment Proposal. . Our Board will abandon and not implement the Trust Agreement Amendment Proposal unless our shareholders approve both the Extension Amendment Proposal and the Trust Agreement Amendment Proposal. This means that if one proposal is approved by the shareholders and the other proposal is not, neither proposal will take effect.

Resolution

The resolution to be put to the shareholders to consider and to vote upon at the Special Meeting in relation to Trust Agreement Amendment Proposal is as follows:

“RESOLVED that subject to and conditional upon the effectiveness of the resolution to amend the Trust Agreement be amended in the form set forth in Annex A to the accompanying proxy statement to allow the Company to extend the date by which the Company has to complete a business combination until October 10, 2026, and beginning on January 10, 2025 until October 10, 2026, the Company has the right to extend the date by which the Company may elect to extend the date it has to consummate a business combination month-by-month each time for a total of up to twenty-one (21) times by depositing $60,000 for each such one-month extension into the Company’s trust account, which is equal to thirty six (36) months from the consummation of the Company’s initial public offering.

Recommendation

After careful consideration of all relevant factors, the Board has determined that the Trust Amendment Proposal is in the best interests of Company and its shareholders, and has declared it advisable and unanimously recommends that you vote or give instruction to vote “FOR” such proposals.

ADDITIONAL INFORMATION ON THE REDEMPTION PRICE

As disclosed in the Definitive Proxy Statement, shareholders may exercise their redemption rights and demand that the Company redeem shareholders’ public shares for a pro rata portion of the funds held in the Trust Account. To exercise your redemption rights, you must tender your shares to the Company’s transfer agent at least two (2) business days prior to the Special Meeting (or January 6, 2025).

The Definitive Proxy Statement did not contain an estimated price per share. The Company currently estimates that: (1) as of the record date, December 16, 2024, for the Special Meeting, based on funds in the Trust Account of approximately $74,013,436.08 as of such date, the pro rata portion of the funds available in the Trust Account for the redemption of public shares was anticipated to be approximately $10.72 per share (which amounts has taken into account the accrued interest in the Trust Account); and (2) in light of a tax withdrawal after the Record Date, the adjusted trust value as of the Record Date was $72,984,396.08, and the pro rata portion of the funds available in the Trust Account for the redemption of public shares was anticipated to be approximately $10.57 per share (which amounts has taken into account the accrued interest in the Trust Account).

You will be able to attend the Special Meeting via audio teleconference only using the following dial-in information below on January 8, 2025, at 10 AM Eastern Time. This proxy statement supplement, dated December 26, 2024, supplements the Company’s definitive proxy statement, filed with the U.S. Securities and Exchange Commission on December 23, 2024, in relation to the Special Meeting. Copies of the Proxy Statement and our other proxy materials are available at http://www.proxyvote.com. We urge you to read the Definitive Proxy Statement and this supplement in their entirety. To the extent that information herein differs from or updates information contained in the Definitive Proxy Statement, the information contained herein supersedes the information contained in the Definitive Proxy Statement.

Thank you for your consideration of our recommendations. You can find additional information regarding our directors, governance and pay practices in the Proxy Statement. We appreciate our ongoing dialogue with you and look forward to continued engagement.

Sincerely,

The Board of Directors

Quetta Acquisition Corporation

December 26, 2024

ANNEX A

PROPOSED AMENDMENT

TO THE

INVESTMENT MANAGEMENT TRUST AGREEMENT

This Amendment No. 1 (this “Amendment”), dated as of [______], 2025, to the Investment Management Trust Agreement (as defined below) is made by and between Quetta Acquisition Corporation, a Delaware corporation (the “Company”) and Continental Stock Transfer & Trust Company, as trustee (“Trustee”). All terms used but not defined herein shall have the meanings assigned to them in the Trust Agreement (as defined below).

WHEREAS, the Company and the Trustee entered into an Investment Management Trust Agreement dated as of October 5, 2023 (as amended, the “Trust Agreement”);

WHEREAS, Section 1(i) of the Trust Agreement sets forth the terms that govern the liquidation of the Trust Account under the circumstances described therein; and

WHEREAS, at special meeting of the Company held on January 8, 2025, the Company’s shareholders approved (i) a proposal to amend the Company’s amended and restated certificate of incorporation to provide that beginning on January 10, 2025 until October 10, 2026 (thirty six (36) months from the consummation of the Company’s initial public offering), the Company may elect to extend the date by which the Company has to consummate a business combination month-by-month each time for a total of up to twenty-one (21) times by depositing $60,000 for each such one-month extension into the Company’s trust account. Any applicable excise tax and dissolution expense shall be paid by the sponsor, Yocto Investments LLC, and not out from the Company’s trust account.

NOW THEREFORE, IT IS AGREED:

1. Section 1(i) of the Trust Agreement is hereby amended and restated in its entirety as follows:

“(i) Commence liquidation of the Trust Account only after and promptly after receipt of, and only in accordance with, the terms of a letter (“Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, signed on behalf of the Company by its President, Chief Executive Officer or Chairman of the Board and Secretary or Assistant Secretary and, in the case of a Termination Letter in a form substantially similar to that attached hereto as Exhibit A, acknowledged and agreed to by EF Hutton, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein; provided, however, that in the event that a Termination Letter has not been received by the Trustee by the 9-month anniversary of the closing of the IPO (“Closing”) or, in the event that the Company extended the time to complete the Business Combination for up to thirty six (36) months from the closing of the IPO but has not completed the Business Combination within such period, the thirty six (36) anniversary of the Closing (as applicable, the “Last Date”), the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B hereto and distributed to the Public Stockholders as of the Last Date.”

2. Amendments to Definitions. (i) Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement. The following defined term in the Trust Agreement shall be amended and restated in their entirety:

“Trust Agreement” shall mean that certain Investment Management Trust Agreement, dated October 5, 2023, by and between Quetta Acquisition Corporation and Continental Stock Transfer & Trust Company, as amended from time to time.”; and

(ii) The term “Property” shall be deemed to include any Extension amount paid to the Trust Account in accordance with the terms of the Amended and Restated Certificate of Incorporation and the Trust Agreement.

3. All other provisions of the Trust Agreement shall remain unaffected by the terms hereof.

4. This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument. A facsimile signature or electronic signature shall be deemed to be an original signature for purposes of this Amendment.

5. This Amendment is intended to be in full compliance with the requirements for an Amendment to the Trust Agreement as required by Section 7(c) of the Trust Agreement, and every defect in fulfilling such requirements for an effective amendment to the Trust Agreement is hereby ratified, intentionally waived and relinquished by all parties hereto.

6. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

[signature page follows]

IN WITNESS WHEREOF, the parties have duly executed this Amendment to the Investment Management Trust Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By:
Name:	Francis Wolf
Title:	Vice President

QUETTA ACQUISITION CORPORATION

By:
Name:	Hui Chen
Title:	Chief Executive Officer

QUETTA ACQUISITION CORPORATION

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 8, 2025

The undersigned stockholder acknowledges receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement, and hereby appoints Advantage Proxy, Inc., as the proxy solicitor for the undersigned, with full power of substitution, to vote all of the undersigned's shares of common stock of Quetta Acquisition Corporation (the "Company") at the Special Meeting. The Special Meeting will be held on January 8, 2025, at 10 AM, Eastern Standard Time via audio teleconference only using the following dial-in information:

Telephone access (listen-only):
Within the U.S. and Canada:
1 800-450-7155 (toll-free)
Outside of the U.S. and Canada:
+1 857-999-9155 (standard rates apply)
Conference ID:
5074792#

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS

Read our proxy statement before you vote by proxy.

MAIL: Please mark, sign, date, and return this Proxy Card promptly in the postage-paid envelop provided.

INTERNET: Through the internet by logging on to: www.cstproxyvote.com

CONTROL NUMBER: XXXXXXXXXXXX

→ Please ensure you fold then detach and retain this portion of this Proxy →

Go to the above Internet website. Have your proxy card in hand when you access the website. Enter your "Control Number" printed above and then follow the instructions provided to appoint the Proxies and give them directions on how to vote your shares. If you appoint the Proxies by Internet, you need not return a proxy card. You will be appointing the Proxies to vote your shares for you on the same terms and with the same authority as if you marked, signed and returned a proxy card. You may appoint the Proxies by Internet through the end of the Special Meeting on January 8, 2025.SPECIAL MEETING OF STOCKHOLDERS OF Quetta Acquisition Corporation PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: CONTROL NUMBER: XXXXXXXXXXXX0APPOINTMENT OF PROXY SOLICITED BY THE BOARD OF DIRECTORS CONTROL NUMBER: XXXXXXXXXXXX0Proposal 1 FOR AGAINST ABSTAIN Proposal 1 THE EXTENSION AMENDMENT PROPOSAL: To amend the Company’s amended and restated certificate of incorporation in their entirety and the substitution in their place of the third amended and restated certificate of incorporation of the Company to provide that beginning on January 10, 2025 until October 10, 2026 (thirty six (36) months from the consummation of the Company’s initial public offering), the Company may elect to extend the date by which the Company has to consummate a business combination month-by-month each time for a total of up to twenty-one (21) times by depositing $60,000 for each such one-month extension into the Company’s trust account. Any applicable excise tax and dissolution expense shall be paid by the sponsor, Yocto Investments LLC, and not out from the Company’s trust account.• • • Proposal 2 FOR AGAINST ABSTAIN Proposal 2 RATIFICATION TO EXPAND THE GEOGRAPHIC SCOPE OF THE COMPANY’S ACQUISITION CRITERIA FOR BUSINESS COMBINATION: To include any entity with its principal business operations in the geographical regions of China, Hong Kong, and Macau in the Company’s acquisition criteria in its search for a prospective target business for its business combination. • • • Proposal 3 FOR AGAINST ABSTAIN Proposal 3E

The Trust Agreement Amendment Proposal:Subject to and conditional upon the effectiveness of the resolution to amend and restate the Amended and Restated the Certificate of Incorporation of the Company with respect to the Extension Amendment as set forth in Annex A of the proxy statement (the “Proxy Statement”) filed with the Securities and Exchange Commission (“SEC”) on December 23, 2024, the Investment Management Trust Agreement be amended in the form set forth in Annex A of the Supplement to the Proxy Statement filed with the SEC on December 26, 2024, to the accompanying Proxy Statement to allow the Company, beginning on January 10, 2025 until October 10, 2026, to extend the date by which the Company may elect to extend the date by which the Company has to consummate a business combination month-by-month each time for a total of up to twenty-one (21) times by depositing $60,000 for each such one-month extension into the Company’s trust account, which is equal to thirty six (36) months from the consummation of the Company’s initial public offering.The Board recommends a vote FOR the proposals above and if no specification is made, the shares will be voted for such proposals.PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, AND 2. IN HIS OR HER DISCRETION, THE PROXY IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERTY COME BEFORE THE SPECIAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.IMPORTANT: Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.Dated: ________________________, 2025 (Print Name of Shareholder and/or Joint Tenant)(Signature of Shareholder)(Second Signature if held jointly)